SCHEDULE DEFA-14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
           Securities Exchange Act of 1934 (Amendment No.     )

                      Filed by the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12


               California Micro Devices Corporation
          -----------------------------------------------
          (Name of Registrant as Specified In Its Charter)

       California                                   94-2672609
- ----------------------------                   -------------------
(State or other jurisdiction                    (IRS Employer
 of Incorporation)                              Identification No.)

               215 Topaz Street, Milpitas, CA 95035-5430
      ----------------------------------------------------------
      (Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (408)263-3214
                                                    -------------

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:
                         Common Stock

[X] Fee paid previously with Definitive Proxy Statement.




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[Company logo design]
CALIFORNIA MICRO DEVICES CORPORATION


Dear Shareholders:

     We apologize that due to a typographical error the increase in the number of shares for the 1995 Employee Stock Option Plan was incorrectly stated on page six (6) of your Proxy Statement and in the Notice of Annual Meeting to Shareholders. The correct amount of the increase is 420,000 shares, increasing from 1,600,000 to 2,020,000 the number of shares reserved for issuance under the previously approved 1995 Employee Stock Option Plan. Your Board recommends amending the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 420,000 to 2,020,000, to allow for the hiring of additional key employees and to retain presently employed key employees.

     The Annual Meeting of Shareholders of California Micro Devices Corporation will be held on Friday, July 26, 1996, at 8:30 a.m., at the Holiday Inn San Jose North, 777 Bellew Drive, Milpitas, California. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the proxy card you previously received as promptly as possible. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

     It is important that every shareholder vote. Please send in your proxy card.

                                 Sincerely,


                                /S/ Scott Hover-Smoot
Milpitas, California            Scott Hover-Smoot
June 25, 1996                   Secretary